Exhibit 99.1

Agrify Announces Record Fourth Quarter and Fiscal Year 2021 Results

2021 Revenue Increased 395% Year-Over-Year to $59.9 Million

Fourth Quarter Revenue Increased 481% Year-Over-Year to $25.3 Million

BILLERICA, Mass., March 23, 2022 - Agrify Corporation (Nasdaq:AGFY) (“Agrify” or the “Company”), the most innovative provider of advanced cultivation and extraction solutions for the cannabis industry, today announced financial results for the fourth quarter and fiscal year ended December 31, 2021.

“During 2021, we drove significant year-over-year growth, launched our Total Turn-Key Solution for cannabis cultivators, created a significant backlog of future high-margin recurring revenues, drove tremendous pipeline velocity, implemented innovative technological advancements to our Vertical Farming Unit, and established ourselves as the leader in premium extraction solutions through a series of well-executed acquisitions,” said Raymond Chang, Chairman and Chief Executive Officer of Agrify. “We look forward to continued accelerated growth in 2022 and beyond.”

Fourth Quarter and Fiscal Year 2021 Financial Results

●	Revenue was $25.3 million for the fourth quarter, an increase of 481% compared to $4.4 million for the prior year period. Revenue was $59.9 million for the fiscal year, an increase of 395% versus $12.1 million for the prior year period.

●	New bookings were $377 million for the fiscal year, an increase of 919% compared to $37 million for the prior year period.

●	Total backlog was $837 million at the end of the fourth quarter, an increase of 1,319% compared to $59 million at the end of the prior year.

●	Gross profit for the fourth quarter totaled $5.6 million, or 22.3% of revenue, compared to $(290) thousand, or (6.7)% of revenue, in the prior year period. Gross profit for the fiscal year was $5.2 million, or 8.7% of revenue, compared to $570 thousand, or 4.7% of revenue in the prior year.

●	Operating expenses were $19.0 million for the fourth quarter, compared to $3.9 million in the prior year period. Operating expenses were $40.3 million for the fiscal year, compared to $13.2 million in the prior year. The comparative increase in our fourth quarter operating expenses is largely attributable to $10.4 million of one-time expenses related to direct acquisition costs, incremental expense related to the addition of Precision Extraction Solutions and Cascade Sciences operations, a change in contingent consideration, an increase in reserves, an increase in depreciation and amortization, and an increase in stock-based compensation.

●	Net loss for the fourth quarter was $13.3 million, or $0.60 per diluted share, compared to net loss of $13.1 million, or $2.23 per diluted share, in the prior year period. Net loss totaled $32.5 million, or $1.69 per diluted share, for the fiscal year, compared to net loss of $21.6 million, or $5.32 per diluted share, in the prior year.

●	Cash flow used in operating activities was $12.6 million for the fourth quarter, compared to $4.1 million in the prior year period. Cash flow used in operating activities was $30.2 million for the fiscal year, compared to $14.8 million in the prior year period.

●	Adjusted EBITDA (a non-GAAP financial measure) was a loss of $5.5 million in the fourth quarter (see “Non-GAAP Financial Measures” below for further discussion of this non-GAAP term, including a reconciliation to the most comparable GAAP measure), compared to a loss of $2.8 million in the prior year period. Adjusted EBITDA was a loss of $20.0 million in the fiscal year ended December 31, 2021, compared to a loss of $8.4 million in the prior fiscal year.

Recent Business Highlights

●	As of March 23, 2022, Agrify has contractual commitments for 3,729 Vertical Farming Units (“VFUs”) that will be powered by the Agrify Insights SaaS cultivation software. Most of these commitments will also include the value-added services offered as part of the Agrify Total Turn-Key Solution (“Agrify TTK Solution”). Cumulatively, all of the 10-year agreements under Agrify’s TTK Solution program are projected to generate an estimated $837 million in total revenue.

●	As of March 23, 2022, the total qualified pipeline of opportunities is approximately $571 million.

●	On February 2, 2022, Agrify announced its acquisition of Lab Society, a leader in distillation and solvent separation solutions for the cannabis extraction industry. This marked Agrify’s fourth acquisition in the extraction space since October 1, 2021, and further established the Company as a leading provider of premium extraction solutions.

●	On January 5, 2022, Agrify announced the completion of its acquisition of PurePressure, the leader in solventless extraction and advanced ice water hash processing equipment in the cannabis and hemp industry. Solventless extraction is the fastest growing subcategory in the cannabis extraction industry, and PurePressure has proven to be a strong complement to the Company’s extraction division, which is a core part of its business and plans for acceleration of growth. This acquisition brought Agrify one step closer to cornering the market for the top solutions that produce the highest quality and the widest range of extracted cannabis products at scale.

●	On January 4, 2022, Agrify announced it had entered into a TTK partnership with Gold Leaf Florida LLC, expanding Agrify’s footprint to the lucrative and fast-growing Florida cannabis market. The partnership, which includes the installation of 1,510 VFUs, is expected to generate more than $380 million of estimated total revenue over the full 10-year term of the agreement, of which $343 million is estimated to be derived from production success fees and SaaS fees.

2022 Outlook

As a result of the strong demand for Agrify’s cultivation and extraction solutions, management is expecting revenue to be in the range of $140 million to $142 million for Fiscal Year 2022.

Conference Call and Webcast Information

Agrify will host a conference call and webcast today (Wednesday, March 23, 2022) at 8:30 a.m. Eastern Time (ET) to discuss its financial results for the fourth quarter and fiscal year ended December 31, 2021.

All interested parties are invited to listen to the live conference call by dialing the number below or by clicking the webcast link, which can be accessed by visiting Agrify’s Investor Relations website at ir.agrify.com and navigating to the Events page. The Company has also posted an accompanying slide presentation, which can be found in the same location as the webcast link.

●	DATE: Wednesday, March 23, 2022

●	TIME: 8:30 a.m. ET

●	WEBCAST (live and available for replay): https://ir.agrify.com/news-and-events/investor-calendar

●	DIAL-IN NUMBER: (844) 792-4409

●	CONFERENCE ID: 9979688

About Agrify TTK Solution

The Agrify TTK Solution is a first-of-its-kind program in which Agrify engages with qualified cannabis operators in the early phases of their business and provides critical support, typically over a 10-year period, which includes: design and buildout of their cultivation and extraction facilities, state-of-the-art cultivation and extraction equipment, process design, training, implementation, proven grow recipes, product formulations, data analytics, and consumer branding.

About Agrify (Nasdaq:AGFY)

Agrify is the most innovative provider of advanced cultivation and extraction solutions for the cannabis industry, bringing data, science, and technology to the forefront of the market. Our proprietary micro-environment-controlled Vertical Farming Units (VFUs) enables cultivators to produce the highest quality products with unmatched consistency, yield, and ROI at scale. Our comprehensive extraction product line, which includes hydrocarbon, ethanol, solventless, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates. For more information, please visit Agrify at http://www.agrify.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding future financial results, integration of prior acquisitions, our ability to realize revenue from the bookings, backlog, pipeline and specific transactions described herein, the revenue expected from any Agrify TTK Solution transactions and the duration of those revenue streams, project timelines, and Agrify’s ability to deliver solutions and services. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2020 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

AGRIFY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statement of Operations

(In thousands, except for per shares amounts)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020

Revenue	$25,275	$4,353	$59,859	$12,087
Cost of goods sold	19,648	4,643	54,625	11,517
Gross profit	5,627	(290)	5,234	570

Selling, general and administrative	16,120	2,892	34,970	9,832
Research and development	1,442	962	3,925	3,354
Change in contingent consideration	1,412	-	1,412	-
Total operating expenses	18,974	3,854	40,307	13,186
Loss from operations	(13,347)	(4,144)	(35,073)	(12,616)

Interest income (expense), net	6	(342)	74	(481)
Other income (expense)	47	-	(31)	-
Gain (loss) on extinguishment of notes payable	-	(5,618)	2,685	(5,618)
Gain on forgiveness of PPP loan	45	-	45	-
Change in fair value of derivative liabilities	-	(2,924)	-	(2,924)
Other income (expense), net	98	(8,884)	2,773	(9,023)

Net loss before income taxes	(13,249)	(13,028)	(32,300)	(21,639)
Income tax provision	25	-	25	-
Net loss	(13,274)	(13,028)	(32,325)	(21,639)
Income (loss) attributable to non-controlling interest	(13)	27	140	(22)
Net loss attributable to Agrify	$(13,261)	$(13,055)	$(32,465)	$(21,617)

Net loss per share attributable to common stockholders – basic and diluted	$(0.60)	$(2.23)	$(1.69)	$(5.32)
Weighted average commons shares outstanding – basic and diluted	21,942	5,843	19,091	4,176

AGRIFY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of December 31,
	2021	2020
Assets:
Cash and cash equivalents	$12,014	$8,111
Marketable securities	44,550	-
Accounts receivable, net	7,222	4,014
Inventory	20,498	5,170
Prepaid expenses and other assets	2,452	1,345
Total current assets	86,736	18,640

Loan receivable, net	22,255	-
Property and equipment, net	6,232	873
Right-of-use assets, net	1,479	-
Goodwill and intangible assets, net	64,162	2,326
Other non-current assets	1,184	-
Total assets	$182,048	$21,839

Liabilities
Accounts payable	$9,151	$693
Accrued expenses and other current liabilities	28,764	6,550
Notes payable, net	-	12,493
Derivative liabilities	-	7,141
Operating lease liabilities, current	814	-
Long-term debt, current	1,089	-
Deferred revenue	3,772	152
Total current liabilities	43,590	27,029

Other non-current liabilities	318	435
Operating lease liabilities, non-current	704	-
Long-term debt	12	829
Total liabilities	44,624	28,293

Stockholders’ Deficit
Common stock	21	4
Preferred stock	-	-
Additional paid-in capital	196,013	19,827
Accumulated deficit	(58,975)	(26,510)
Total stockholders’ equity (deficit)	137,059	(6,679)
Non-controlling interests	365	225
Total liabilities and stockholders’ equity	$182,048	$21,839

AGRIFY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Cash flow (used in) provided by:
Operating activities	$(12,592)	$(4,059)	$(30,149)	$(14,782)
Investing activities	(20,057)	(33)	(104,740)	(1,228)
Financing activities	(83)	7,245	138,792	23,915
Net increase in cash and cash equivalents	$(32,732)	$3,153	$3,903	$7,905

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use Adjusted EBITDA, which is a non-U.S. GAAP financial measure to clarify and enhance an understanding of past performance. We believe that the presentation of Adjusted EBITDA enhances an investor’s understanding of our financial performance. We further believe that Adjusted EBITDA is a useful financial metric to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes, measuring our performance relative to that of our competitors and determining our compliance with certain debt instruments. We utilize Adjusted EBITDA as a key measure of our performance.

We calculate Adjusted EBITDA as net loss adjusted to exclude (i) tax provision and benefit; (ii) interest income and expense, net; (iii) other income and expense, net; (iv) depreciation and amortization, (v) stock-based compensation expense, (vi) public offering expenses, (vii) acquisition-related expenses; (viii) investment banker termination fees; (ix) gains and losses associated with the extinguishment of debt; (x) changes in derivative liabilities; (xi) changes in contingent consideration; (xii) Gain associated with the forgiveness of PPP loans; and (xiii) other items affecting our results that we do not view as representative of our ongoing operations, including losses associated with write-offs.

We believe Adjusted EBITDA is a commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term Adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. Our public offering and acquisition-related expenses, including legal, accounting and other professional expenses, reflect cash expenditures and we expect such expenditures to recur from time-to-time. Our Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure.

In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered as an alternative to loss before benefit from income taxes, net loss, earnings per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

The following table presents a reconciliation of Adjusted EBITDA from the most comparable GAAP measure, net loss, for the three months ended and full year ended December 31, 2021 and 2020:

AGRIFY CORPORATION AND SUBSIDIARIES

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020

Net loss	$(13,261)	$(13,055)	$(32,465)	$(21,617)
Add:
Income tax provision	25	-	25	-
Interest (income) expense	(6)	342	(74)	481
Other (income) expense	(47)	-	31	-
Depreciation and amortization	802	146	1,310	407
Stock-based compensation	1,544	1,118	5,552	1,921
Public offering expenses	-	-	-	856
Investment banker termination fees	-	-	2,400	-
Acquisition-related expenses	4,047	-	4,559	80
Gain (loss) on debt extinguishment	-	5,618	(2,685)	5,618
Change in fair value of derivative liabilities	-	2,924	-	2,924
Change in contingent consideration	1,412	-	1,412	-
Gain on forgiveness of PPP loan	(45)	-	(45)	-
Loss from write-offs	-	85	-	931
Adjusted EBITDA	$(5,529)	$(2,822)	$(19,980)	$(8,399)

Company Contacts

Agrify

Timothy Oakes

Chief Financial Officer

tim.oakes@agrify.com

(781) 760-7512

Investor Relations Inquiries

Anna Kate Heller

ICR

agrify@icrinc.com

Media Inquiries

Ellen Mellody

MATTIO Communications

ellen@mattio.com